Exhibit 11

                   Computation of Net Income Per Common Share


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
                                                   Three Months Ended   Nine Months Ended
                                                         June 30,            June 30,
                                                     ----------------   ------------------
                                                      1998      1997      1998      1997
                                                     ------    ------   -------    -------
(In thousands, except per share amounts)

BASIC:

Weighted average shares outstanding                   7,822     4,418     6,842     4,320
                                                     ------    ------    ------    ------

Total                                                 7,822     4,418     6,842     4,320
                                                     ======    ======    ======    ======
Net income                                           $  847    $1,315    $1,131    $1,760
                                                     ======    ======    ======    ======
Net income per share                                 $ 0.11    $ 0.30    $ 0.17    $ 0.41
                                                     ======    ======    ======    ======

DILUTED:

Weighted average shares outstanding                   7,822     4,418     6,842     4,320

Conversion of 1,703 shares of preferred stock
  into 1,023 shares of common stock                    --       1,023      --       1,023

Assuming exercise of options and warrants reduced
  by the number of shares which could have been
  purchased with the proceeds from such exercise        587       479       603       478
                                                     ------    ------    ------    ------

Total                                                 8,409     5,920     7,445     5,821
                                                     ======    ======    ======    ======
Net income                                           $  847    $1,315    $1,131    $1,760
                                                     ======    ======    ======    ======
Net income per share                                 $ 0.10    $ 0.22    $ 0.15    $ 0.30
                                                     ======    ======    ======    ======
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